CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Global Medium-Term Notes, Series A	$21,003,630	$2,864.90

(1)          Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

February 2013
Pricing Supplement No. 84
Registration Statement No. 333-169119
Dated February 19, 2013
Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS
 Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due March 4, 2016
Based on the Performance of the Common Stock of Cobalt International Energy, Inc.
Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to 4.00% of the stated principal amount with respect to each quarterly determination date on which the closing price of the underlying stock is greater than or equal to 65% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment. However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. If the securities are not redeemed prior to maturity the payment at maturity due on the securities will be either (i) the stated principal amount and the contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the stated principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. As a result, investors must be willing to accept the risk of not receiving a contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value therof, that would be worth significantly less than the stated principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity and investors could lose their entire investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior notes issued as part of Barclays Bank PLC’s Global Medium-Term Notes Program. The securities are not, either directly or indirectly, an obligation of any third party, and any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underlying stock:	Cobalt International Energy, Inc. common stock
Aggregate principal amount:	$21,003,630
Stated principal amount:	$10 per security
Issue price:	$10 per security (See “Commissions and Issue Price” below)
Pricing date:	February 27, 2013 (or if such day is not a scheduled trading day, the next succeeding scheduled trading day).
Original issue date:	March 4, 2013 (3 business days after the pricing date)
Maturity date†:	March 4, 2016
Early redemption:

If, on any of the first eleven determination dates, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the third business day following the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Determination closing price:	The closing price of the underlying stock on any determination date other than the final determination date.
Contingent quarterly payment:	•

If, on any determination date, the determination closing price or the final share price, as applicable, is greater than or equal to the downside threshold level, we will pay a contingent quarterly payment of $0.400 (4.00% of the stated principal amount) per security on the related contingent payment date.

•

If, on any determination date, the determination closing price or the final share price, as applicable, is less than the downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Determination dates:

May 28, 2013, August 27, 2013, November 27, 2013, February 27, 2014, May 27, 2014, August 27, 2014, November 28, 2014 February 27, 2015, May 27, 2015, August 27, 2015, November 27, 2015 and March 1, 2016 (subject to postponement if a market disruption event occurs or is continuing with respect to the underlying stock on any determination date). We also refer to March 1, 2016 as the final determination date.

Contingent payment dates:

With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	• If the final share price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.
• If the final share price is less than the downside threshold level:

at our option (i) a number of shares of the underlying stock multiplied by the exchange ratio, each as of the final determination date (the “physical delivery amount”)*, or (ii) the cash value of such shares as of the final determination date determined as follows: the exchange ratio times the final share price.

Exchange ratio:	The stated principal amount divided by the initial share price
Downside threshold level:	$16.22, which is equal to 65% of the initial share price*
Initial share price:	$24.96, which is the closing price of the underlying stock on the pricing date*
Final share price:	The closing price of the underlying stock on the final determination date*
CUSIP:	06742C822
ISIN:	US06742C8221
Listing:	The securities will not be listed on any securities exchange.
Selected Dealer:	Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management” (“MSWM”))

Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per security	$10.00	$0.225	$9.775
Total	$21,003,630	$472,581.68	$20,531,048.32

* The physical delivery amount, the initial share price of the underlying stock and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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Contingent Income Auto-Callable Securities due March 4, 2016
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(1) MSSB and its financial advisors will collectively receive from the Agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell. See “Supplemental Plan of Distribution.”

Investing in the Securities involves risks not associated with an investment in conventional debt securities. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below.

Prospectus dated August 31, 2010      Prospectus Supplement dated May 27, 2011

See “Additional Terms of the Securities” on page 3 of this pricing supplement. The securities will have the terms specified in the prospectus dated August 31, 2010, the prospectus supplement dated May 27, 2011 and this pricing supplement. See “Risk Factors” on page 8 of this pricing supplement and “Risk Factors” beginning on page S-6 of the prospectus supplement for risks related to investing in the securities.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley Smith Barney LLC	Barclays Capital Inc.

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Contingent Income Auto-Callable Securities due March 4, 2016
Based on the Performance of the Common Stock of Cobalt International Energy, Inc.

Additional Terms of the Securities

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This pricing supplement, together with the documents listed below, contain the terms of the securities and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. In addition, the securities will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s temporary liquidity guarantee program.

In connection with this offering, Morgan Stanley Smith Barney LLC is acting in its capacity as a selected dealer.

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Contingent Income Auto-Callable Securities due March 4, 2016
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How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price and (2) the final share price.

Diagram #1: First Eleven Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

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For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on page 5.

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Hypothetical Examples

The below examples are based on the following terms:

Initial Share Price:	$24.96
Downside Threshold Level:	$16.22, which is 65% of the initial share price
Exchange Ratio:	0.40, which is the stated principal amount divided by the initial share price
Contingent Quarterly Payment:	$0.400 (4.00% of the stated principal amount).
Stated Principal Amount:	$10 per security

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the determination closing price of the underlying stock is greater than or equal to the hypothetical initial share price of $24.96 on one of the first eleven determination dates. Because the determination closing price is greater than or equal to the initial share price on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the determination closing price on the first eleven determination dates is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment*	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment
#1	$15.09	$0.00	N/A	$17.25	$0.400	N/A
#2	$24.96	—*	$10.400	$14.00	$0.00	N/A
#3	N/A	N/A	N/A	$13.16	$0.00	N/A
#4	N/A	N/A	N/A	$10.09	$0.00	N/A
#5	N/A	N/A	N/A	$18.92	$0.400	N/A
#6	N/A	N/A	N/A	$20.25	$0.400	N/A
#7	N/A	N/A	N/A	$14.69	$0.00	N/A
#8	N/A	N/A	N/A	$17.58	$0.400	N/A
#9	N/A	N/A	N/A	$24.19	$0.400	N/A
#10	N/A	N/A	N/A	$31.20	—*	$10.400
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
* The Early Redemption Payment includes the unpaid contingent quarterly payment with respect to the determination date on which the determination closing price is greater than or equal to the initial share price and the securities are redeemed as a result.

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In Example 1, the securities are automatically redeemed following the second determination date as the determination closing price on the second determination date is equal to the initial share price. You receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $10 + $0.400 = $10.400

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Contingent Income Auto-Callable Securities due March 4, 2016
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In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments.

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In Example 2, the securities are automatically redeemed following the tenth determination date as the determination closing price on the tenth determination date is greater than the initial share price. As the determination closing prices on the first, fifth, sixth, eighth and ninth determination dates are greater than the downside threshold level, you receive the contingent payment of $0.400 with respect to such determination dates. Following the tenth determination date, you receive an early redemption payment of $10.400, which includes the contingent quarterly payment with respect to the tenth determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although the underlying stock has appreciated by 25% from its initial share price on the tenth determination date, you only receive $10.400 per security and do not benefit from such appreciation.

	Example 3			Example 4
Determination Dates	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment
#1	$15.09	$0	N/A	$15.09	$0	N/A
#2	$12.58	$0	N/A	$12.58	$0	N/A
#3	$10.06	$0	N/A	$10.06	$0	N/A
#4	$16.00	$0	N/A	$16.00	$0	N/A
#5	$13.83	$0	N/A	$13.83	$0	N/A
#6	$7.55	$0	N/A	$7.55	$0	N/A
#7	$16.30	$0	N/A	$16.30	$0	N/A
#8	$5.03	$0	N/A	$5.03	$0	N/A
#9	$6.29	$0	N/A	$6.29	$0	N/A
#10	$11.32	$0	N/A	$11.32	$0	N/A
#11	$8.80	$0	N/A	$8.80	$0	N/A
Final Determination Date	$12.48	$0	N/A	$22.46	—*	N/A
Payment at Maturity	$4.99			$10.400
   * The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.

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In Example 3, the closing price of the underlying stock remains below the downside threshold level throughout the term of the securities. As a result, you do not receive any contingent payments during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the underlying stock. As the final share price is less than the downside threshold level, investors will receive a number of shares of the underlying stock multiplied by the exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.40 shares of the underlying stock = the exchange ratio times the final share price = 0.40 x $12.48 = $4.99

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In this example, the value of shares you receive at maturity is significantly less than the stated principal amount.

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In Example 4, the closing price of the underlying stock decreases to a final share price of $22.46. Although the final share price is less than the initial share price, because the final share price is still not less than the downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10 + $0.400 = $10.400

In this example, although the final share price represents approximately a 10% decline from the initial share price, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.400 per security at maturity.

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Contingent Income Auto-Callable Securities due March 4, 2016
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Risk Factors

An investment in the Securities involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors in connection with your investment in the Securities. Investing in the Securities is not equivalent to investing directly in the common stock of Cobalt International Energy, Inc. The following is a non-exhaustive list of certain key risk factors for investors in the Securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

	•	“Risk Factors—Risks Relating to All Securities”;
	•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;
	•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;
	•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;
	•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”; and
•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

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The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial share price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the underlying stock multiplied by the exchange ratio (or, at our option, the cash value of such shares). The value of those shares (or that cash) will be less than 65% of the stated principal amount and could be zero.

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The contingent quarterly payment is based solely on the determination closing price or the final share price, as applicable. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the determination closing price or the final share price, as applicable. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the determination closing price on a specific determination date or the final share price, as applicable, if such determination closing price or final share price is less than the downside threshold level, you will not receive any contingent quarterly payment with respect to such determination date, even if the closing price of the underlying stock was higher on other days during the term of the securities.

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You will not receive any contingent quarterly payment for any quarterly period where the determination closing price is less than the downside threshold level. A contingent quarterly payment will be made with respect to a quarterly period only if the determination closing price is greater than or equal to the downside threshold level. If the determination closing price remains below the downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payments.

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Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the determination closing price or the final share price, as applicable, is greater than or equal to the downside threshold level. It is possible that the closing price of the underlying stock could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

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Contingent repayment of principal applies only at maturity. You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of the underlying stock is above the downside threshold level.

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Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to invest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are called prior to the maturity date.

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Market price influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing price of the underlying stock on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

○	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

○	whether the determination closing price has been below the downside threshold level on any determination date,

○	dividend rates on the underlying stock,

○	interest and yield rates in the market,

○	time remaining until the securities mature,

○	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock,

○	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment of the initial share price or other variables, and

○	any actual or anticipated changes in our credit ratings or credit spreads.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Cobalt International Energy, Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

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The securities are subject to the credit risk of the Issuer, Barclays Bank PLC. The securities are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and are not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

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Investing in the securities is not equivalent to investing in the common stock of Cobalt International Energy, Inc. Investors in the securities will not own the underlying stock or have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

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No affiliation with Cobalt International Energy, Inc. Cobalt International Energy, Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Cobalt International Energy, Inc. in connection with this offering.

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Single equity risk. The price of the underlying stock can rise or fall sharply due to factors specific to the underlying stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the underlying stock.

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We may engage in business with or involving Cobalt International Energy, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Cobalt International

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Energy, Inc. without regard to your interests and thus may acquire non-public information about Cobalt International Energy, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Cobalt International Energy, Inc., which may or may not recommend that investors buy or hold the underlying stock.

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The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. Barclays Bank PLC, as calculation agent, will adjust the amount payable at maturity for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

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The securities will not be listed on any securities exchange and secondary trading may be limited. There may be little or no secondary market for the securities. We do not intend to list the securities on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. Accordingly, you should be willing to hold your securities to maturity.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC is willing to purchase the securities in any secondary market transactions will likely be lower than the original issue price since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging the issuer’s obligations under the securities.  In addition, any such prices may differ from values determined by pricing models used by Barclays Bank PLC, as a result of dealer discounts, mark-ups or other transaction costs and the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase the securities from you in secondary market transactions will likely be lower than the price you paid for the securities, and any sale prior to the maturity date could result in a substantial loss to you.

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Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying stock and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, as a result, the downside threshold level which is the price at or above which the underlying stock must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

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The calculation agent will make determinations with respect to the securities. As calculation agent, Barclays Bank PLC will determine the initial share price, the downside threshold level, the final share price, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the initial share price or other variables and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity.

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Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the pricing date that the price of the underlying stock could close below the downside threshold level on the valuation date of the securities. This greater expected risk will generally be reflected in a higher contingent quarterly payment for that security. However, while the contingent quarterly payment is set on the pricing date, the underlying stock’s volatility may change significantly over the term of the securities. The price of the underlying stock for your securities could fall sharply, which could result in a significant loss of principal.

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Suitability of the securities for investment. You should reach a decision to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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In some circumstances, the payment you receive on the securities may be based on the stock of another company and not the underlying stock. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, your return on the securities paid by Barclays Bank PLC may be based on the shares of a successor to the respective underlying stock issuer or any cash or any other assets distributed to holders of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. For more information, see the section “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” of the prospectus supplement.

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The U.S. federal income tax treatment of an investment in the securities is uncertain. The U.S. federal income tax treatment of the securities is uncertain and the Internal Revenue Service could assert that the securities should be taxed in a manner that is different than described below. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the securities at a rate that may exceed the contingent quarterly payments (if any) that you receive on the securities and whether all or part of the gain you may recognize upon the sale, exchange, early redemption or maturity of an instrument such as the securities could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case (i) increase the likelihood that you will be required to accrue income in respect of the securities even if you do not receive any payments with respect to the securities until early redemption or maturity and (ii) require you to accrue income in respect of the securities in excess of any contingent quarterly payments you receive on the securities. The outcome of this process is uncertain. In addition, any character mismatch arising from your inclusion of ordinary income in respect of the contingent quarterly payments and capital loss (if any) upon the sale, exchange, early redemption or maturity of your securities may result in adverse tax consequences to you because an investor's ability to deduct capital losses is subject to significant limitations. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

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Contingent Income Auto-Callable Securities due March 4, 2016
Based on the Performance of the Common Stock of Cobalt International Energy, Inc.

Cobalt International Energy, Inc. Overview

According to publicly available information, Cobalt International Energy, Inc. (the “Company”) is an independent, oil-focused exploration and production company with a below salt prospect inventory in the deepwater of the U.S. Gulf of Mexico and offshore Angola and Gabon in West Africa.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34579, or its CIK Code: 0001471261. The underlying stock is listed on the New York Stock Exchange under the ticker symbol “CIE”. You are urged to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing the underlying stock can be located by reference to the underlying stock SEC file number specified below.

We have not undertaken any independent review or due diligence of the issuer of the underlying stock’s SEC filings or of any other publicly available information regarding the Company. You are urged to refer to the SEC filings made by the issuer of the underlying stock and to other publicly available information (such as the issuer of the underlying stock’s annual report) to obtain an understanding of the issuer of the underlying stock’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.
Information as of market close on February 27, 2013:

Bloomberg Ticker Symbol:	CIE	52 Week High (on 03/20/2012):	$31.56
Current Stock Price:	$24.96	52 Week Low (on 11/15/2012):	$20.11
52 Weeks Ago:	$30.78

The following table sets forth the published high, low and period end closing prices of the underlying stock for each quarter in the same period for the period of January 1, 2006 through February 27, 2013. The associated graph shows the closing prices of the underlying stock for each day in the same period. The closing price of the underlying stock on February 27, 2013 was $24.96. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates. Please note that Cobalt International Energy, Inc. began trading publicly on December 16, 2009.

Shares of Cobalt International Energy, Inc.	High ($)	Low ($)	Period End ($)
2009
Fourth Quarter	13.88	13.34	13.84
2010
First Quarter	15.72	12.19	13.60
Second Quarter	13.96	6.52	7.45
Third Quarter	9.89	7.13	9.55
Fourth Quarter	13.26	9.02	12.21
2011
First Quarter	16.81	12.45	16.81
Second Quarter	16.64	12.39	13.63
Third Quarter	14.78	8.51	9.57

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Based on the Performance of the Common Stock of Cobalt International Energy, Inc.

Shares of Cobalt International Energy, Inc.	High ($)	Low ($)	Period End ($)
Fourth Quarter	15.98	7.06	15.52
2012
First Quarter	34.32	15.86	30.03
Second Quarter	31.36	20.18	23.50
Third Quarter	25.44	20.78	22.27
Fourth Quarter	28.57	20.11	24.01
2013
First Quarter (through February 27, 2013)	26.79	23.09	24.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

We make no representation as to the amount of dividends, if any, that Cobalt International Energy, Inc. may pay in the future. As an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Cobalt International Energy, Inc.

Cobalt International Energy, Inc. common stock – Daily Closing Prices December 16, 2009 to February 27, 2013

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Cobalt International Energy, Inc. We have derived all disclosures contained in this document regarding Cobalt International Energy, Inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent have undertaken any independent review or due diligence of the SEC filings of Cobalt International Energy, Inc. or of any other publicly available information regarding Cobalt International Energy, Inc. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Cobalt International Energy, Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities. Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

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Contingent Income Auto-Callable Securities due March 4, 2016
Based on the Performance of the Common Stock of Cobalt International Energy, Inc.

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	One business day prior to the related contingent payment date.
No fractional shares:

At maturity, if the payment on the securities, if any, is to be made in shares of the underlying stock, we will deliver the number of shares of the underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of the underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of the underlying stock, as determined by the calculation agent as of the final determination date.

Postponement of maturity date and contingent payment dates:

The maturity date and any contingent payment date will be postponed if the final relevant determination date is postponed due to the occurrence or continuance of a market disruption event with respect to the underlying stock on such relevant determination date. In such a case, the contingent payment date or maturity date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date; provided that the relevant determination date may not be postponed to a date later than the originally scheduled contingent payment date or maturity date, as the case may be, or if the originally scheduled contingent payment date or maturity date, as the case may be, is not a business day, later than the first business day after the originally scheduled contingent payment date or maturity date, as the case may be. See “Terms of the Notes — Maturity Date” and “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Market disruption events and antidilution adjustments:

The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final determination date, the initial share price, the final share price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”.

Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	100 securities
Tax considerations:

The material tax consequences of your investment in the securities are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your securities in the initial issuance of the securities). In addition, this discussion does not apply to you if you purchase your securities for less than the principal amount of the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain and the Internal Revenue Service could assert that the securities should be taxed in a manner that is different than described below. Pursuant to the terms of the securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your securities as a contingent income-bearing executory contract with respect to the underlying stock.

If your securities are properly treated as a contingent income-bearing executory contract, it would be reasonable (i) to treat any contingent quarterly payments you receive on the securities as items of ordinary income taxable in accordance with your regular method of accounting for U.S. federal income tax purposes and (ii) to recognize capital gain or loss upon the sale, exchange, early redemption or maturity of your securities (subject to the discussion below regarding the receipt of shares of the underlying stock at maturity) in an amount equal to the difference (if any) between the amount you receive at such time (other than amounts attributable to a contingent quarterly payment) and your basis in the securities for U.S. federal income tax purposes. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year, and otherwise should generally be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income. Any character mismatch arising from your inclusion of ordinary income in respect of the contingent quarterly payments and capital loss (if any) upon the sale, exchange, early redemption or maturity of your securities may result in adverse tax

February 2013	Page 15

Contingent Income Auto-Callable Securities due March 4, 2016
Based on the Performance of the Common Stock of Cobalt International Energy, Inc.

consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations. Moreover, in the event you receive shares of the underlying stock upon the maturity of the securities, such loss may be deferred (as described in the following paragraph).

If you receive shares of the underlying stock upon the maturity of your securities, it is not clear whether the receipt of shares of the underlying stock should be treated as (i) a taxable settlement of the securities followed by a purchase of the shares or (ii) a tax-free purchase of the shares pursuant to the original terms of the securities. Accordingly, you should consult your tax advisor about the tax consequences to you of receiving shares of the underlying stock upon the maturity of your securities. If the receipt of the shares is treated as a taxable settlement of the securities followed by a purchase of the shares, you should (i) recognize capital loss in an amount equal to the difference between the fair market value of the shares you receive at such time plus the cash received in lieu of a fractional share, if any, and your tax basis in the securities, and (ii) take a basis in such shares in an amount equal to their fair market value at such time. If, alternatively, the receipt of shares of the underlying stock upon the maturity of your securities is treated as a tax-free purchase of the shares, (i) the receipt of shares of the underlying stock upon maturity of your securities should not give rise to the current recognition of loss at such time, (ii) you should take a carryover basis in such shares equal to the basis you had in your securities (determined as described below, less the basis attributable to a fractional share, if any), and (iii) if you receive cash in lieu of a fractional share upon the stock settlement of such securities, you should recognize short-term capital loss equal to the difference between the amount of cash you receive and your tax basis in the fractional share. In general, your tax basis in your securities will be equal to the price you paid for the securities. Your holding period in the shares you receive upon the maturity of your securities will begin on the day after you receive such shares.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your securities in the manner described above. This opinion assumes that the description of the terms of the securities in this pricing supplement is materially correct.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF INVESTING IN THE SECURITIES.

Alternative Treatments. As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the securities, possibly with retroactive effect. Other alternative treatments for your securities may also be possible under current law. For example, it is possible that the securities could be treated as a debt instruments that is subject to the special tax rules governing contingent payment debt instruments. Under the contingent payment debt instrument rules, you generally would be required to accrue interest on a current basis in respect of the securities over their term based on the comparable yield and projected payment schedule for the securities and pay tax accordingly, even though these amounts may exceed the contingent quarterly payments (if any) that are made on the securities. You would also be required to make adjustments to your accruals if the actual amounts that you receive in any taxable year differ from the amounts shown on the projected payment schedule. In addition, any gain you may recognize on the sale, exchange, early redemption or maturity of the securities would be taxed as ordinary interest income and any loss you may recognize on the sale, exchange, early redemption or maturity of the securities would generally be ordinary loss to the extent of the interest you previously included as income without an offsetting negative adjustment and thereafter would be capital loss. You should consult your tax advisor as to the special rules that govern contingent payment debt instruments.

It is also possible that your securities could be treated as an investment unit consisting of (i) a debt instrument that is issued to you by us and (ii) a put option in respect of the underlying stock that is issued by you to us. You should consult your tax advisor as to the possible consequences of this alternative treatment.

In addition, it is possible that (i) you should not include the contingent quarterly payments in income as you receive them and instead you should reduce your basis in your securities by the amount of the contingent quarterly payments that you receive; (ii) you should not include the contingent quarterly payments in income as you receive them and instead, upon the sale, exchange, early redemption or maturity of your securities, you should recognize short-term capital gain or loss in an amount equal to the difference between (a) the amount of the contingent quarterly payments paid to you over the term of the securities (including the contingent quarterly payment received at early redemption or maturity or the amount of cash that you receive upon a sale or exchange that is attributable to the contingent quarterly payments to be paid on the securities) and (b) the excess (if any) of (1) the amount you paid for your securities over (2) the amount of cash you receive upon the sale, exchange, early redemption or maturity (excluding the contingent quarterly payment received at early redemption or maturity or the amount of cash that you receive upon a sale or exchange that is attributable to the contingent quarterly

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Contingent Income Auto-Callable Securities due March 4, 2016
Based on the Performance of the Common Stock of Cobalt International Energy, Inc.

payments to be paid on the securities); or (iii) if a contingent quarterly payment is made at early redemption or maturity, such contingent quarterly payment should not separately be taken into account as ordinary income but instead should increase the amount of capital gain or decrease the amount of capital loss that you recognize at such time.

You should consult your tax advisor with respect to these possible alternative treatments.

For a further discussion of the tax treatment of your securities as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the securities. For additional, important considerations related to tax risks associated with investing in the securities, you should also examine the discussion in “Risk Considerations—The U.S. federal income tax treatment of an investment in the securities is uncertain”, in this pricing supplement.

Medicare Tax. As discussed under “Certain U.S. Federal Income Tax Considerations—Medicare Tax” in the accompanying prospectus supplement, certain U.S. holders will be subject to a 3.8% Medicare tax on their “net investment income” if their modified adjusted gross income for the taxable year is over a certain threshold. Net investment income will include any gain that a U.S. holder recognizes upon the sale, exchange, early redemption or maturity of the securities, unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether the Medicare tax would apply to any contingent quarterly payments that you receive on the securities, unless such contingent quarterly payments are derived in the ordinary course of the conduct of a trade or business (in which case the contingent quarterly payments should be treated as net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be treated as net investment income). Accordingly, U.S. holders that do not hold the securities in the ordinary conduct of a trade or business should consult their tax advisors regarding the application of the Medicare tax to the contingent quarterly payments.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Barclays currently does not withhold on payments to non-U.S. holders. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any contingent quarterly payments at a 30% rate, unless you have provided to Barclays (i) a valid Internal Revenue Service Form W-8ECI or (ii) a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding. If Barclays elects to withhold and you have provided Barclays with a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding, Barclays may nevertheless withhold up to 30% on any contingent quarterly payments it makes to you if there is any possible characterization of the contingent quarterly payments that would not be exempt from withholding under the treaty.

In addition, the Treasury Department has issued proposed regulations under Section 871(m) of the Internal Revenue Code, which could ultimately require us to treat all or a portion of any payment in respect of your securities as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). However, such withholding would potentially apply only to payments made after December 31, 2013. You could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the securities when these regulations are finalized.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and	The net proceeds we receive from the sale of the securities will be used for various corporate purposes

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Based on the Performance of the Common Stock of Cobalt International Energy, Inc.

hedging:

as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.
We, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underlying stock and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:	Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management” (“MSWM”)) clients may contact their MSWM sales representative or MSWM’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number 800-869-3326). A copy of each of these documents may be obtained from Barclays Bank PLC or the agent Barclays, at 1-888-227-2275 (Extension 2-3430) or 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

This pricing supplement represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Supplemental Plan of Distribution

MSSB and its financial advisors will collectively receive from the Agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell. We expect that delivery of the securities will be made against payment for the securities on or about the issue date indicated on the cover of this pricing supplement, which will be the third business day following the expected pricing date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

February 2013	Page 18